Exhibit (11) -- Statement re: computation of per share earnings
Year Ended December 31,

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                                                                                                      1997                1996
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Basic Earnings Per Share:
   Net income available to stockholders                                                   $ 1,829,989         $ 1,533,934
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   Weighted average shares outstanding                                                      1,006,643             944,333
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   Basic earnings per outstanding shares                                                         1.82                1.62
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Diluted Earnings Per Share:
   Weighted average shares outstanding                                                    $ 1,006,643          $  944,333
   Nonemployees directors' stock option                                                        17,727              16,813
   Employee incentive stock option                                                             16,081              14,340
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     Total weighted average shares outstanding                                              1,040,451             975,486
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Diluted earnings per outstanding share                                                           1.76                 1.57
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